EXHIBIT 21.1

SUBSIDIARIES OF VANGUARD HEALTH SYSTEMS, INC.

Subsidiaries Incorporated or Organized in the State of Delaware
Anaheim VHS Limited Partnership (The)
Huntington Beach VHS Limited Partnership (The)
Hospital Development Company Number 1, Inc.
Hospital Development Company Number 2, Inc.
Hospital Development of West Phoenix, Inc.
Lakefront Medical Associates, LLC
MacNeal Medical Records, Inc.
Magnolia Surgery Center Limited Partnership
Paradise Valley Surgery Center, LLC
Vanguard Health Holding Company I, LLC
Vanguard Health Holding Company II, LLC
Vanguard Health Management, Inc.
Vanguard Holding Company I, Inc.
Vanguard Holding Company II, Inc.
VHS Acquisition Company Number 1, LLC
VHS Acquisition Company Number 2, LLC
VHS Acquisition Corporation
VHS Acquisition Partnership Number 1, L.P.
VHS Acquisition Partnership Number 2, L.P.
VHS Acquisition Subsidiary Number 1, Inc.
VHS Acquisition Subsidiary Number 2, Inc.
VHS Acquisition Subsidiary Number 3, Inc.
VHS Acquisition Subsidiary Number 4, Inc.
VHS Acquisition Subsidiary Number 5, Inc.
VHS Acquisition Subsidiary Number 6, Inc.
VHS Acquisition Subsidiary Number 7, Inc.
VHS Acquisition Subsidiary Number 8, Inc.
VHS Acquisition Subsidiary Number 9, Inc.
VHS Acquisition Subsidiary Number 10, Inc.
VHS Acquisition Subsidiary Number 11, Inc.
VHS Acquisition Subsidiary Number 12, Inc.
VHS Arizona Imaging Centers Limited Partnership (The)
VHS Chicago Market Procurement, LLC
VHS Genesis Labs, Inc.
VHS Holding Company, Inc.
VHS Imaging Centers, Inc.
VHS of Anaheim, Inc.
VHS of Arrowhead, Inc.
VHS of Huntington Beach, Inc.
VHS of Illinois, Inc.
VHS of Orange County, Inc.
VHS of Phoenix, Inc.
VHS of South Phoenix, Inc.
VHS Outpatient Clinics, Inc.
VHS Phoenix Health Plan, Inc.
VHS San Antonio Imaging Partners, L.P.
VHS San Antonio Partners, L.P.
West Anaheim MSO, LLC
West Valley Surgery Center, LLC

Subsidiaries Incorporated or Organized in the State of Arizona
Abrazo Advantage Health Plan, Inc.

Subsidiaries Incorporated or Organized in the County of Bermuda
Volunteer Insurance Ltd.

Subsidiaries Incorporated or Organized in the State of California
North Anaheim Surgicenter, Ltd.

Subsidiaries Incorporated or Organized in the District of Columbia
Healthcare Compliance, L.L.C.

Subsidiaries Incorporated or Organized in the State of Illinois
MacNeal Health Providers, Inc.
MacNeal Management Services, Inc.
Midwest Claims Processing, Inc.
Primary Care Physicians Center, LLC
Pros Temporary Staffing, Inc.
Watermark Physician Services, Inc.
The 6300 West Roosevelt Limited Partnership

Subsidiaries Incorporated or Organized in the State of New Jersey
VHS of Rancocas, Inc.

Subsidiaries Incorporated or Organized in the Commonwealth of Pennsylvania
V-II Acquisition Co., Inc.

Subsidiaries Incorporated or Organized in the State of Tennessee
Vanguard Health Financial Company, Inc.